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                                                                    EXHIBIT 10AJ

                              FIRST AMENDMENT TO
                    THE EMPLOYMENT AGREEMENT BY AND BETWEEN
                JEFF GANNON AND ZENITH ELECTRONICS CORPORATION


          WHEREAS, JEFF GANNON (THE "EXECUTIVE") AND ZENITH ELECTRONICS CORPORATION (THE "COMPANY") ENTERED INTO AN EMPLOYMENT AGREEMENT, DATED AS OF JANUARY 12, 1998 (THE "EMPLOYMENT AGREEMENT");

          WHEREAS, the Executive and the Company reserved the right to amend the Employment Agreement, by written consent of each party;

          WHEREAS, the parties desire to amend the Employment Agreement in light of the proposed restructuring of the Company through a bankruptcy reorganization (the "Restructuring");

          NOW, THEREFORE, the Employment Agreement is hereby amended in the manner set forth below, effective as of the effective date of the Restructuring:

          1. Section 2 of the Employment Agreement is amended to delete subparagraphs (e) and (f), and to insert in lieu thereof new subparagraphs (e) and (f) to read as follows:

          (e) Performance-Based Cash Grant. As provided in Exhibit 3, which is attached to and forms a part of this Agreement, the Executive shall be awarded a performance-based cash grant payable after three years in accordance with the provisions of Exhibit 2.

          (f)  Reserved.

          2. Exhibit 2 is deleted and Exhibit 3 is renumbered as Exhibit 2 and amended and restated in its entirety, to read as follows:

                                   EXHIBIT 3

                           LONG-TERM INCENTIVE AWARD
                           -------------------------
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                    3-1.  Long-Term Performance Award. If the Executive
                          ---------------------------
          continues in the employ of the Company from the Effective Date through December 31, 2000, then the Executive shall have the opportunity to receive a long-term incentive bonus, payable on the later of March 31, 2001 or 30 days after receipt of the Company's audited financial statement for calendar year 2000, if the Company's performance meets or exceeds certain performance targets established with respect to the three year period of 1998 to 2000. The Executive will receive a bonus equal to $6 million for such period if target performance is achieved, and $12 million if maximum stated levels are achieved. The performance criteria shall be the following four criteria, each having the weighting designated below:

               1.   Earnings before taxes                             30%

               2.   Cash flow from operations                         30%

               3.   Cash flow relating to non-core assets less
                    restructuring expenses                            20%

               4.   Business development targets (such as
                    market position in core products)                 20%

          Achievement of the corporate objectives shall be determined by the Board or its delegate based on audited financial statements of the Company, except for business development targets, which will be determined by the Board of its delegate. If the objectives are attained at target levels for any component of the formula, the corresponding portion of such bonus shall be payable. At achievement of performance between target and maximum levels of performance, the percentage of Basic Compensation payable shall be determined by mathematical interpolation. The actual performance criteria for the 1998-2000 period shall be as set forth on Appendix A hereto.

                    3-2.  Termination Without Cause. If the Executive does not
                          -------------------------
          continue in the employ of the Company from the Effective Date through December 31, 2000, and his Date of Termination occurs under circumstances described in paragraph 3(b) (relating to the Executive's being Permanently Disabled), under circumstances described in paragraph 3(d) (relating to constructive discharge), under circumstances described in paragraph 3(f) (relating to termination by the Company without Cause), or because of the Executive's death, then he will be entitled to a cash payment equal to the amount which would have been payable based on achievement of the performance objectives set forth

                                       2
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          in Section 3-1 above, which shall be determined based on actual performance from January 1, 1998 through the last day of the fiscal quarter of the Company in which the Date of Termination occurs (the "Short Period") and as if the performance objectives for the Short Period were determined based on the business plan for the period corresponding to the Short Period), multiplied by a fraction, the numerator of which shall be the number of days from and including January 1, 1998 and through and including the Date of Termination, and the denominator of which is 1095. Distribution of any amounts payable pursuant to this Section 3-2 shall be made not later than 90 days following the end of the Company's fiscal quarter in which the Executive's Date of Termination occurs.

               3-3.  Other Termination. If the Executive's Date of Termination
                     -----------------
          occurs during the Agreement Term under circumstances described in paragraph 3(c) (relating to the Executive's termination for Cause) or paragraph 3(e) (relating to the Executive's resignation), then no amount shall be paid under this Exhibit 3.

          3. This First Amendment is a binding agreement between the parties as of the date of execution to take effect upon the date the Company files its petition for a prepackaged chapter 11 proceeding under the provisions of the United States Bankruptcy Code.

          IN WITNESS WHEREOF, the Executive and the duly authorized officer of the Company have each executed this First Amendment on the date specified below.


                                        ZENITH ELECTRONICS CORPORATION


Dated: August 7, 1998                   /s/ Edward J. McNulty
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Dated: August 7, 1998                   /s/ Jeffrey P. Gannon
       -----------------                -------------------------------------
                                                      Executive